Exhibit 10.5

AIRCRAFT TIMESHARING AGREEMENT

THIS AIRCRAFT TIME SHARE AGREEMENT is made and entered as of July 1, 2013, between Daniel B. Coleman (“Lessor”), whose address is 3536 Redmont Road, Birmingham, AL 35213 and KCG Holdings, Inc. (“Lessee”), with offices at 350 N. Orleans, 3rd Floor South, Chicago, IL 60654.

PRELIMINARY STATEMENT.

Lessor agrees to provide his Hawker 800XP, N847CW, Serial No. 258647 (the “Aircraft”) to Lessee on a periodic, nonexclusive time sharing basis pursuant to Federal Aviation Regulation (“FAR”) sections 91.501(b)(6), (c)(1) and (d) (“Timesharing”) and Lessee agrees to pay for such usage upon the terms herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1. Consideration. Lessor shall incur and pay all costs and expenses associated with operation of the Aircraft, including all airport charges, landing and tie down fees, pilots’ living expenses, food and transportation when an Aircraft is operated on behalf of Lessee. Lessee shall reimburse Lessor for the aircraft operating costs at an agreed fixed rate of Five Thousand USD ($5,000.00) per flight hour, plus ancillary charges described above, however, such costs shall not in any event exceed the maximum amount permitted to be charged by Lessor to Lessee for the flight pursuant to section 91.501(d) of the FAR or any successor or replacement regulations and only exceed $125,000 for any single year provided prior approval has been obtained from the Lessee’s Board. Lessor will invoice Lessee for expenses as agreed and permissible under FAR Section 91.501 which will be due within 10 days thereafter.

2. Taxes. The amounts paid by Lessee under Section 91.501(d) for Timesharing agreements are subject to a Federal Excise tax as imposed under I.R.C. § 4261. It is the responsibility of Lessor to collect and remit the tax paid by Lessee.

3. Operational Control. Lessor shall at all times during the use of the Aircraft by the Lessee be responsible for and retain full and complete operational control of the Aircraft. Lessor is responsible for providing the crew, the physical and technical operation of the Aircraft, and the safe performance of all flights. Lessor shall furnish a qualified pilot on all occasions when any Aircraft is in use under this agreement. Such pilot shall be under the direction and control of Lessor at all times. In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God or any other event or circumstance beyond the reasonable control of Lessor.

4. Aircraft Use. Lessee shall provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in no event less than twenty-four (24) hours in advance of Lessee’s planned departure, unless Lessor otherwise agrees. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor’s flight crew:

(a)	proposed departure point;

(b)	destinations

(c)	date and time of flight

(d)	the number of anticipated passengers

(e)	the identity of each anticipated passenger

(f)	the nature and extent of luggage and/or cargo to be carried;

(g)	the date and time of return flight, if any; and

(h)	any other information concerning the proposed flight that may be pertinent or required by Lessor, Lessor’s flight crew, or any United States agency having jurisdiction over such flight operations.

Lessor shall have sole and exclusive authority over the scheduling of the Aircraft, including any limitations on the number of passengers on any flight, provided however, that, Lessor will use commercially reasonable efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling.

5. Maintenance. Lessor, at its own cost and expense, will service, maintain, and repair the Aircraft in compliance with all maintenance standards of the Aircraft and all requirements of FAR Part 91. Lessor will also provide suitable hangar and storage facilities for the Aircraft at its own expense. Aircraft maintenance and inspection takes precedence over Aircraft scheduling unless such maintenance or inspections can be safely deferred in accordance with applicable laws and regulations and within the sound discretion of the pilot in command.

6. Insurance.

(a) At all times during the term of this Agreement, Lessor shall cause to be carried and maintained, at Lessor’s cost and expense, physical damage insurance with respect to the Aircraft, third party liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in such amounts and on such terms and conditions as Lessor shall determine in its sole discretion, Lessor shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.

(b) Any policies of insurance carried in accordance with this Agreement: (i) shall name Lessee as an additional insured; (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee; and (iii) shall require the insurers to provide at least 30 days’ prior written notice (or at least seven days’ in the case of any war-risk insurance) to Lessee if the insurers cancel insurance for any reason whatsoever, provided that the insurers shall provide at least 10 days prior written notice if the same is allowed to lapse for non-payment of premium. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(c) Lessor shall obtain the approval of this Agreement by the insurance carrier for each policy of insurance on the Aircraft. If requested by Lessee, Lessor shall arrange for a Certificate of Insurance evidencing the insurance coverage with respect to the Aircraft carried and maintained by Lessor to be given by its insurance carriers to Lessee or will provide Lessee with a copy of such insurance policies. Lessor will give Lessee reasonable advance notice of any material modifications to insurance coverage relating to the Aircraft.

7. Indemnification and Waiver.

(a) LESSEE AGREES THAT THE PROCEEDS OF INSURANCE WILL BE LESSEE’S SOLE RECOURSE AGAINST LESSOR WITH RESPECT TO ANY CLAIMS THAT LESSEE MAY HAVE UNDER THIS AGREEMENT, EXCEPT IN THE EVENT OF GROSS NEGLIGENCE OF WILLFUL MISCONDUCT BY LESSOR.

(b) IN NO EVENT SHALL LESSOR BE LIABLE TO LESSEE OR ITS EMPLOYEES, AGENTS, GUESTS, OR INVITEES (AND THE LAWFUL SUCCESSORS AND ASSIGNS THEREOF) FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR INCIDENTAL DAMAGES AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE, UNDER ANY CIRCUMSTANCES OR FOR ANY REASON, INCLUDING AND NOT LIMITED TO ANY DELAY OR FAILURE TO FURNISH THE AIRCRAFT, OR CAUSED BY THE PERFORMANCE OR NON-PERFORMANCE BY LESSOR OF THIS AGREEMENT.

(c) LESSEE AGREES TO INDEMNIFY, DEFEND, AND HOLD THE LESSOR HARMLESS FROM ANY CLAIMS, SUITS, LIABILITIES, LOSSES, COSTS OR EXPENSE FOR INJURY TO PERSONS, OR DAMAGE TO PROPERTY IN ANY WAY ARISING OUT ITS MISREPRESENTATION OR BREACH OF THIS AGREEMENT.

(d) THE PROVISIONS OF THIS SECTION 7 SHALL SURVIVE INDEFINITELY THE TERMINATION OR EXPIRATION OF THE AGREEMENT.

8. Term. This Agreement shall be effective as of July     , 2013, shall continue in full force and effect for a term of one year, and shall be automatically renewed for continuous periods of one year without re-execution. Any party may terminate this Agreement at any time for any or no reason by giving thirty (30) days’ prior written notice to the other party of its intention to terminate. This Agreement supersedes any prior agreements between the parties relating to Aircraft operations and use.

9. Assignment. No party shall have the right to assign its interest or rights hereunder, in whole or part, without the prior written consent of the other party, except that the Lessor may assign its interest hereunder to a wholly-owned affiliate without the consent of the Lessee.

10. Notice. Any statement, consent, or notice required or permitted by this Agreement shall be given by mail to the party concerned at the addresses listed above except that notice with respect to the operation or use of the Aircraft may be given by telephone.

11. Warranties. Lessee warrants that:

(a) It will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire, for any illegal purpose, or in violation of any insurance policies with respect to the Aircraft;

(b) It will refrain from incurring any mechanics, international interest, prospective international interest or other lien and shall not attempt to convey, mortgage, assign, lease or grant or obtain an international interest or prospective international interest or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c) It will comply with all applicable laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft under this Agreement.

12. No Carriage For Compensation or Hire. It is understood and agreed that Lessor and Lessee shall neither sell seats to passengers or space for cargo, nor in any manner otherwise use any of the Aircraft listed herein for the carriage of goods or passengers for compensation or hire, and that the Aircraft is operated within the applicable rules of Subpart F of Part 91 of the Federal Aviation Regulations during the operation of this Agreement.

13. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and assigns, and does not confer any rights on any other person. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements between the parties respecting such subject matter. This Agreement may be amended or supplemented and any provision hereof waived only by a written instrument signed by all parties. The failure or delay on the part of any party to insist on strict performance of any of the terms and conditions of this Agreement or to exercise any rights or remedies hereunder shall not constitute a waiver of any such provisions, rights or remedies. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding Agreement. Except as otherwise set forth in Section 5, all communications and notices provided for herein shall be in writing and shall become effective when delivered by email transmission (to Lessor at xxxxxx@xxxxx.com or to Lessee at jmccarthy@getcollc.com and jmccarthy@kcg.com or by personal deliver, Federal Express or other overnight courier or four (4) days following deposit in the United States mail, with correct postage for first-class mail prepaid, addressed to Lessor or Lessee at their respective addresses set forth above, or else as otherwise directed by the other party from time to time in writing. If any one or more provisions of this Agreement shall be held invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provisions shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect. This Agreement is entered into under, and is to be construed in accordance with, the laws of the State of Alabama, without reference to conflicts of laws.

[The remainder of this page is intentionally blank]

14. TRUTH-IN-LEASING. WHEN THE AIRCRAFT IS BEING USED FOR THE BENEFIT OF THE LESSEE, THE FOLLOWING SHALL APPLY: THE PARTIES CERTIFY THAT TO THE BEST OF THEIR KNOWLEDGE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED DURING THE TWELVE MONTHS PRECEDING THE EXECUTION OF THEIS LEASE IN ACCORDANCE WITH PART 91 OF THE FEDERAL AVIATION REGULATIONS, AND CONTINUES TO BE MAINTAINED AND INSPECTED AS REQUIRED FOR THE OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. THE LESSOR, WHOSE NAME AND ADDRESS IS:

Daniel B. Coleman

3536 Redmont Road

Birmingham, AL 35213

HEREBY CERTIFIES THAT HE IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING SUCH PERIODS AS THE AIRCRAFT IS BEING FLOWN UNDER THIS AGREEMENT AND THAT LESSOR IS FAMILIAR WITH HIS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS, AND THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized representatives, as of the date first above written.

Lessor: Daniel B. Coleman		Lessee: KCG Holdings, Inc.

By:	/s/ Daniel B. Coleman	By:	/s/ John McCarthy
	Daniel B. Coleman		John McCarthy, Chief Counsel